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                             ALTERNATIVE RESOLUTIONS
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     The undersigned, being all of the directors of CBL & Associates Properties,
Inc., a Delaware corporation (the "Corporation"), do hereby consent to the adoption of and hereby adopt the following resolutions and direct that this consent be filed with the minutes of the proceedings of the Board of Directors:

     WHEREAS, the Corporation is the general partner of CBL & Associates Limited partnership, a Delaware limited partnership (the "Operating Partnership");

     WHEREAS, the Corporation and the Operating Partnership have entered into that certain Master Contribution Agreement dated September 25, 2000 (the "Master Contribution Agreement") with JACOBS REALTY INVESTORS LIMITED PARTNERSHIP, a Delaware limited partnership ("JRI"), Richard E. Jacobs, solely as trustee for the Richard E. Jacobs Revocable Living Trust (the "REJ"), and Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust (the "DHJ") and, together with the REJ, the "Jacobs Trusts"); JRI and the Jacobs Trusts are referred to herein as the "Jacobs Parties").

     WHEREAS, Article IV(D)(10) of the Corporation's Certificate of Incorporation grants the Corporation's board of directors the authority to modify the Ownership Limits in the manner set forth below.

     WHEREAS, the Master Contribution Agreement requires the Corporation's board of directors to make the modifications set forth below to the Ownership Limits, and the directors have determined that the board of directors has the authority to implement the changes without any shareholder approval, and the directors acknowledge that the foregoing requirement and the board's willingness to adopt these resolutions was a material inducement to the willingness of the Jacobs Parties to enter into and be bound by the Master Contribution Agreement.

     NOW, THEREFORE, BE IT RESOLVED as follows: Pursuant to the authority provided in Article IV (D)(10) of the Corporation's Amended and Restated Certificate of



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Incorporation (the "Certificate"), the board of directors hereby modifies the
Ownership Limits as they relate to the Jacobs Group (as defined below) and its members and the Lebovitz Group (as such term is defined in the Certificate of Incorporation) and its members as follows:

     1. "Beneficial Ownership Limit" shall mean (A) with respect to the Family Groups and their members in the aggregate, 31.99% of the outstanding Equity Stock of the Corporation, (B) with respect to the Lebovitz Group and its members, both individually and in the aggregate, 21.4% of the outstanding Equity Stock of the Corporation, (C) with respect to any single member of the David Jacobs Group or the Richard Jacobs Group that is an Individual, 9.5% of the outstanding Equity Stock of the Corporation, (D) with respect to any two members of the David Jacobs Group or the Richard Jacobs Group that are Individuals, 15.5% of the outstanding Equity Stock of the Corporation and (E) with respect to Jacobs Group and its members, both individually and in the aggregate, 15.5% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement dated September 25, 2000 among the Corporation and the Jacobs Parties (the "Voting and Standstill Agreement")) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by Section 856(a)(6) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested.

     2. "Constructive Ownership Limit" shall mean, with respect to the Family Groups and their members, both individually and in the aggregate, 31.99% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by Section 856(d)(2)(B) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested; provided, however, that (I) except as provided in clause (II) hereof, (i) in no event shall the Lebovitz Group or any Person composed of one or more members of the Lebovitz Group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit set forth above to the extent that the Lebovitz Group Constructively Owns not more than the Lebovitz Permitted Ownership Amount and
(ii) in no event shall the Jacobs Group, the David Jacobs Group, the Richard Jacobs Group or any Person composed of one or more members of any such group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit set forth above to the extent that the Jacobs Group and its members Constructively Own not more than the Jacobs Permitted Ownership Amount and (II) a member of the Lebovitz Group or the Jacobs Group (but not the Lebovitz Group or the Jacobs Group themselves) will be subject to a Constructive Ownership Limit of 9.9% of the outstanding Equity Stock of the Corporation at all times that (x) such member, together with other members of the Lebovitz Group or the Jacobs Group, as the case may be, each of whom Constructively Owns at least 10% of the outstanding


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Equity Stock of the Corporation, Constructively Own, in the aggregate (a) 10% or more of the total voting power, number of outstanding shares or value of the outstanding shares of any Tenant that is treated as a corporation for federal income tax purposes or (b) an interest of 10% or more in the assets or net profits of any Tenant that is not treated as a corporation for federal income tax purposes, (y) such member Constructively Owns an equity interest in such Tenant and (z) the aggregate amount of gross income derived by the Corporation in its immediately preceding taxable year from the Tenants whose ownership is described in clause (x) (taking into account only ownership by such member and other members of the Group that includes such member) exceeded $ 750,000.

     3. The Beneficial Ownership Limit with respect to the Wolford Group shall be reduced to the Standard Beneficial Ownership Limit.

     4. For purposes of this Resolution, the following definitions shall be added to Article IV(D)(1):

     "David Jacobs Group" shall mean (i) the widow of David Jacobs, (ii) the lineal descendants of David Jacobs and (iii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in (i) or (ii).

     "Family Groups" shall mean the Lebovitz Group, the David Jacobs Group and the Richard Jacobs Group.

     "Individuals" shall mean Persons that are treated as "individuals" for purposes of Section 542(a)(2) of the Code.

     "Jacobs Group" shall mean the David Jacobs Group, the Richard Jacobs Group and the members of such groups.

     "Jacobs Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

     "Lebovitz Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

     "Richard Jacobs Group" shall mean (i) Richard Jacobs and each member of his family for purposes of Section 318(a) or 544 of the Code and (ii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in (i).

     "Share Ownership Agreement" shall mean the Share Ownership Agreement, dated as of [ ] by and between the Corporation, CBL & Associates, Inc., Charles B. Lebovitz, Stephen D. Lebovitz, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as trustee for the Richard E. Jacobs Revocable Living Trust and Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust, as such may be amended from time to time by the parties thereto.


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     5. The following shall apply with respect to the modifications to the
Ownership Limits set forth in this Resolution:

     If the Lebovitz Group or a member thereof or the Jacobs Group or a member thereof would otherwise Beneficially Own or Constructively Own shares of Capital Stock in excess of the Lebovitz Permitted Ownership Amount, in the case of the Lebovitz Group and its members, or the Jacobs Permitted Ownership Amount, in the case of the Jacobs Group and its members, then the shares of Equity Stock that otherwise would be so Beneficially Owned or Constructively Owned shall be designated Shares-in-trust and, in accordance with subparagraph E of this Article IV, transferred automatically and by operation of law to a Trust; provided, however, that this paragraph 5 will not apply where the Beneficial and Constructive Ownership of shares of Equity Stock by the Jacobs Group and its members, or the Lebovitz Group and its members, as the case may be, would not violate the limitations that would be imposed upon such group and its members if there were no special references to such group and its members in the Certificate of Incorporation or this Resolution.

     FURTHER RESOLVED, that Section 3.6 of the Corporation's By-Laws be, and it hereby is, amended and restated in its entirety to read as follows:

     Section 3.6 Quorum. (a) A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as provided in the following Section 3.6(b), (i) the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, and (ii) the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

          (b) Unless and until the Share Ownership Limitation Amendment, as described in Section 4.15 of the Master Contribution Agreement, dated as of September 25, 2000, by and among the Corporation, CBL & Associates Limited Partnership and the Jacobs Parties (as defined therein), is approved by the requisite vote of the Corporation's shareholders and the amendment has been adopted by the Corporation and is in full force and effect, the resolutions adopted on September 25, 2000 and attached as Schedule 4.15(b)-2 to such Master Contribution Agreement (the "Board Resolution"), and this Section 3.6(b) of the Corporation's By-Laws, shall not be repealed, amended or otherwise modified in any respect, and the Board of Directors shall not take any other action that would have the same effect, in each case without the unanimous approval of the Board of Directors given at a time when no vacancies exist on such Board, (A) in any respect that would adversely affect the Jacobs Group or any member thereof, unless the Corporation has obtained the prior written consent of Jacobs Realty


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     Investors Limited Partnership, a Delaware limited partnership, thereto, and
     (B) in any respect that would adversely affect the Lebovitz Group or any member thereof unless, unless the Corporation has obtained the prior written consent of LebFam, Inc., a Tennessee corporation, thereto. For the avoidance of doubt, a decrease in the Standard Beneficial Ownership Limit or a modification of the Beneficial Ownership Limit as expressly permitted in the Board Resolution and in accordance with the terms of the Share Ownership Agreement shall not be treated as adversely affecting the Jacobs Group or any of its members or the Lebovitz Group or any of its members. References in this Section 3.6(b) to the Jacobs Group or any of its members shall be deemed deleted, and the benefits thereof withdrawn, once the Share Ownership Agreement has terminated with respect to the Jacobs Group and its members as contemplated in Article VIII thereof. References in this Section 3.6(b) to the Lebovitz Group or any of its members shall be deemed deleted, and the benefits thereof withdrawn, once the Share Ownership Agreement has terminated with respect to the Lebovitz Group and its members as contemplated in Article VIII thereof. Capitalized terms used in this
     Section 3.6(b) and not otherwise defined in these By-Laws shall have the meaning accorded such terms in the Board Resolution. The Corporation will furnish copies of the Board Resolution and the Share Ownership Agreement without charge to each stockholder who so requests.

     FURTHER RESOLVED, that these resolutions are being adopted as required under Section 4.15 of the Master Contribution Agreement, and shall not be repealed, amended or otherwise modified in any respect except in accordance with the provisions of the terms of the preceding resolution.


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